Exhibit 99.1

PROXY

DELTA BANCSHARES COMPANY

2301 Market Street

Saint Louis, Missouri 63103

KNOW ALL MEN BY THESE PRESENTS, that the undersigned (individually and/or collectively, “Stockholder”), does hereby appoint Michael J. Ross and John L. Dulle, and each of them, with or without the other (the “Designated Proxy”), as Stockholder’s true and lawful attorney and proxy, with full power of substitution and revocation, to vote all shares of common stock of Delta Bancshares Company (the “Company”) owned by Stockholder (the “Subject Shares”), as Stockholder’s proxy, at the Special Meeting of the Stockholders currently scheduled for October 28, 2021, and at any adjournment or postponement thereof, with all the powers Stockholder would possess if personally present at any such meeting, including authority to vote upon the merger proposal and a proposal to approve an adjournment of the special meeting to permit further solicitation in such manner as is specified below. The shares subject to this Proxy include all shares held as of the record date of each meeting of the stockholders of the Company to which this Proxy pertains and at any and all times during which this Proxy remains in effect, including after-acquired shares.

The Designated Proxy is hereby directed to vote Stockholder’s shares as follows:

1. Approval of the Merger. Stockholder directs that the Designated Proxy shall vote all of the Subject Shares in the manner indicated below for the proposal to approve the Agreement and Plan of Merger dated July 28, 2021, as amended (the “Merger Agreement”), by and among the Company, First Mid Bancshares, Inc. (“First Mid”), and Brock Sub LLC (“Merger Sub”), pursuant to which the Company will merge with and into Merger Sub, a wholly-owned subsidiary of First Mid, and the transactions contemplated in the Merger Agreement. (The Board of Directors recommends voting “FOR” this measure.)

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Adjournment of the Special Meeting. Stockholder directs that the Designated Proxy shall vote all of the Subject Shares in the manner indicated below for a proposal to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. (The Board of Directors recommends voting “FOR” this measure.)

☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy shall be effective until revoked by Stockholder. Attendance by Stockholder at any meeting or any adjourned or postponed session thereof shall not be deemed to revoke this Proxy unless Stockholder shall affirmatively indicate at such meeting his, her, or its intention to vote the Subject Shares in person. The undersigned hereby revokes any proxy previously given to vote the Subject Shares with respect to each meeting described herein (whether prior dated or delivered undated at a time prior to the date shown below).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS RESPECTING APPROVAL OF THE MERGER AND ADJOURNMENT OF THE SPECIAL MEETING.

This written proxy must be filed with the Secretary of the Company before or at the time of the meeting for which it pertains.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

      DATED this _____day of _______________, 2021.

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Print Name of Stockholder Print Name of Stockholder

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Signature Signature

INSTRUCTIONS: Insert date of signing and print your name in the space provided in exactly the way your shares are registered (i.e., as your name appears on your stock certificate). Sign exactly as your name is printed. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee, guardian, conservator, custodian, or other fiduciary, give full title as such. A corporation, limited liability company, partnership, or other entity should sign by an authorized officer or representative.